                                                                  EXHIBIT 10.12


                                 RG&E UNFUNDED
                             RETIREMENT INCOME PLAN

                         Restatement as of July 1, 1995
                         ------------------------------


     ROCHESTER GAS AND ELECTRIC CORPORATION hereby establishes the RG&E Unfunded Retirement Income Plan in accordance with various provisions of the Internal Revenue Code of 1986, as amended.


                                  ARTICLE ONE

                                  Definitions
                                  -----------

1.1  "Plan shall mean this RG&E Unfunded Retirement Income Plan.

1.2  "Funded Plan" shall mean The RG&E Retirement Plan.

1.3 "Company" shall mean Rochester Gas and Electric Corporation, which is a participating employer under the Funded Plan, except where a specific reference is made to a particular corporation.

1.4 "Board" shall mean the Board of Directors of Rochester Gas and Electric Corporation.

1.5 "Committee" shall mean the Retirement Plan Committee as described in that Plan.

1.6  "Effective Date" shall mean January 1, 1983.

1.7  "Employee" shall mean a participant in the Funded Plan.


                                  ARTICLE TWO
                                Purpose of Plan
                                ---------------

2.1 This Plan implements the Congressional intent of providing retirement benefits by means of both a funded and an unfunded plan.

2.2 This Plan also provides benefits for individuals named in ARTICLE FOUR-A to replace retiree life insurance which was cancelled.

2.3 This Plan further provides benefits in ARTICLE FOUR-B for employees who cannot otherwise receive the maximum Company matching contribution under the RG&E Savings Plus Plan.


                                 ARTICLE THREE
                                  Eligibility
                                  -----------

3.1 All Employees eligible to receive benefits from the Funded Plan shall be eligible to receive benefits under this Plan if their benefits cannot be fully provided by the Funded Plan pursuant to Sections 401(a)(17) and
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                                       2



     415 of the Code after the Effective Date, regardless of when they may have retired, and/or if they have received an award under the RG&E Executive Incentive Plan. In addition, certain Employees whose rate of benefit accrual under the Funded Plan lessened as of January 1, 1989, as compared to the rate of accrual in effect in December 31, 1988, will be eligible for benefits under this Plan.

3.2 The eligibility requirements for participation in ARTICLES FOUR-A and FOUR-B are stated therein.


                                  ARTICLE FOUR
                                    Benefits
                                    --------

4.1 The Company shall pay the benefits due under this Plan, each month during the Employee's life coincident with the payment date of his benefits under the Funded Plan, except as otherwise provided.

4.2 The benefit payable under this Plan shall be the amount of the straight life annuity or the contingent annuitant annuity to which an Employee would otherwise be entitled under the Funded Plan if the Funded Plan (i) did not include the limitation on compensation under Section 401(a)(17) and the limitation on benefits under Section 415 of the Code, (ii) did include any award under the RG&E Executive Incentive Plan as compensation in the benefit formula, and (iii) had a definition of final average compensation based on the 36 months (not necessarily consecutive) within the 120 months preceding termination which produce the highest average, less the amount of straight life annuity or contingent annuitant annuity to which the Employee is entitled under the Funded Plan as constituted at the time of the calculation. In calculating said benefit there shall also be taken into account the difference, if any, between the benefit payable from the Funded Plan and the benefit that would have been payable from the Funded Plan (as modified in the preceding sentence) had the benefit formula applicable to the particular Employee as of December 31, 1988, remained in effect.

4.3 This benefit shall be payable and computed as a straight life annuity or as a contingent annuitant annuity depending on the form in which the Employee's benefit is payable under the Funded Plan. If an Employee's benefit from the Funded Plan is subject to an actuarial reduction because of the time when payment commences, his benefit from this Plan shall also be actuarially reduced.

4.4 The benefits payable under this Plan shall be paid by the Company each year out of its general assets and shall not be otherwise funded.


                                 ARTICLE FOUR-A
                             Insurance Replacement
                             ---------------------

4-A In consideration of the cancellation by the Company of certain life insurance of retirees, the individuals named in Appendix A attached to this Plan shall be paid the amounts listed after their names on a monthly basis for 120 months following retirement pursuant to the Funded Plan. In the event of an individual's death after retirement but prior to the completion of 120 monthly payments, the balance of such payments shall be made to the beneficiary designated by individual or to the
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                                       3

     estate of the individual should there be no beneficiary then living or designated. Where payments have been made to a surviving beneficiary who dies before a total of 120 payments have been made, any balance of such payments shall be made to the estate of the beneficiary.


                                 ARTICLE FOUR-B
                            Savings Plan Restoration
                            ------------------------
                         Savings Plus Plan Restoration
                         -----------------------------

4-B In order that participants in the RG&E Savings Plus Plan shall be able to contribute an amount equal to five percent of compensation and to receive a Company matching contribution equal to two and one-half percent of compensation, including the amounts contributed to the Savings Plus Plan, such participants shall be able to elect to defer the difference between their Savings Plus Plan contributions and five percent of their total compensation and to be credited with a Company matching contribution equal to one-half of such deferral. An account shall be created for each employee who defers hereunder and in order to measure the amount in such account from time to time, the amounts credited to such account shall be deemed to be invested in shares of RG&E Common Stock (with dividends deemed reinvested and valued as under the Savings Plus Plan) until the amount in the account is paid to the employee. The time for deferring hereunder shall be within three days after the effective date (December 16, 1992) for the first deferral, within 30 days of becoming eligible for the first time, and prior to the year in which the income to be deferred is to be earned for other deferrals. The total amount deferred in the account hereunder shall be paid in a single sum in the first quarter of the calendar year following the employee's termination of employment, unless otherwise elected at the time of the election to defer.


                                  ARTICLE FIVE
                                 Administration
                                 --------------

5.1 This Plan shall be administered by the Committee in accordance with its terms and purposes.

5.2 The Committee shall determine the benefits due each Employee from this Plan and shall cause them to be paid by the Company accordingly.

5.3 The Committee shall inform each Employee of any elections which the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.

5.4 The decisions made by and the actions taken by the Committee in the administration of this Plan shall be final and conclusive on all persons, and the members of the Committee shall not be subject to individual liability with respect to this Plan.
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                                       4

                                  ARTICLE SIX
                           Amendment and Termination
                           -------------------------

6.1 While the Company intends to maintain this Plan for as long as necessary, the Board reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate.

6.2 Notwithstanding the preceding Section, however, the Company hereby makes a contractual commitment to pay the benefits accrued under this Plan to the extent it is financially capable of meeting such obligation.


                                 ARTICLE SEVEN
                                 Miscellaneous
                                 -------------

7.1 Nothing contained in this Plan shall be construed as a contract of employment between the Company and an Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

7.2 The benefits payable under this Plan are non-transferable, non-assignable and non-alienable.



     IN WITNESS WHEREOF the Company has caused this amended and restated plan document to be executed by its duly authorized officer this 21st day of June,
                                                            ----
1995.


                                  ROCHESTER GAS AND ELECTRIC CORPORATION



                                  By           DAVID C. HEILIGMAN
                                    ------------------------------------

                                       Its Vice President, Finance and
                                       Corporate Secretary
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                                       5

                                ARTICLE FOUR-A

                                  Appendix A



                                                  Post Retirement
Name                                        Monthly Payment (120 Months)
----                                        ----------------------------
Paul W. Briggs                                        $3,833.33

Keith W. Amish                                         2,916.67

Harry G. Saddock                                       2,083.33

Mario Silvestrone                                        858.33

Dean W. Caple                                            812.50

Richard J. Rudman                                        466.67

David K. Laniak                                          466.67

John E. Arthur                                           408.33

Francis A. Sullivan, Jr.                                 350.00

Roger W. Kober                                           291.67

Joseph J. Hartman                                        141.67

William C. Bailey                                        133.33

Lee S. Lang                                              125.00
